PROSPECTUS Dated                                       Pricing Supplement No. 37
January 17, 2006                                       January 8, 2007



                              U.S. $18,000,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                           FORD MOTOR CREDIT COMPANY          No. 333-131062

                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum
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
 Period     Tier One Notes    Tier Two Notes     Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000      Over $50,000
---------   --------------    ---------------    ----------------
1/8/2007       5.76%             5.91%               6.06%